Exhibit 99.1

PERRIGO ANNOUNCES PLANNED LEADERSHIP SUCCESSION

Mr. Eduardo G. Bezerra named EVP, Chief Financial Officer

Mr. Todd Kingma to retire after 19 years of service; Ms. Kyle L. Hanson to be named EVP, General Counsel and Corporate Secretary

Dublin, Ireland — May 11, 2022 — Perrigo Company plc (NYSE: PRGO), a leading provider of Consumer Self-Care products, today made two announcements regarding the planned succession of its executive leadership team. Mr. Eduardo Bezerra has been named Executive Vice President and Chief Financial Officer, effective May 16, 2022, succeeding Mr. Ray Silcock, who previously announced his intent to retire. Mr. Silcock will serve in an advisory capacity until his retirement on July 15, 2022. The Company also announced the planned retirement of Mr. Todd Kingma, Executive Vice President, General Counsel and Corporate Secretary. Ms. Kyle Hanson has been named Executive Vice President, General Counsel and Corporate Secretary effective June 1, 2022, at which point Mr. Kingma will serve in an advisory capacity until his retirement on August 31, 2022.

Perrigo President and CEO, Murray S. Kessler commented, “The appointments of Kyle and Eduardo are a key part of the next phase of Perrigo’s consumer self-care strategy. They represent the next generation of Perrigo leaders who will help ‘Optimize and Accelerate’ the newly transformed organization. They both have the passion and experience that embody ‘The Perrigo Advantage’, and I am confident that their diverse perspectives and deep experience will contribute to Perrigo’s success. By focusing on our supply chain reinvention, successfully integrating HRA Pharma, growing gross margins, driving innovation and continually improving our organization and culture, the path ahead for Perrigo is clear, and we have the leadership to make it happen.”

Mr. Eduardo Bezerra Named Chief Financial Officer

Bezerra joins Perrigo from Fresh Del Monte Produce, Inc. (NYSE: FDP), where he served as Senior Vice President and Chief Financial Officer. He previously served in multiple finance, as well commercial and strategy positions with increasing responsibility at Monsanto Company for over 20 years, before the company was acquired by Bayer AG, when he took the lead on all finance-related integration matters.

Kessler continued, “We are excited to have Eduardo join Perrigo with his extensive experience leading finance functions and growing margins at fast-moving consumer goods companies. In addition, he previously implemented global finance shared services structures, managed large integration processes, in addition to his deep international experience, having led teams across all 5 continents. I look forward to closely working with Eduardo on driving operational excellence through our Supply Chain Reinvention program and strengthening our balance sheet through working capital improvements and value-driving capital allocation.”

Mr. Bezerra said, “I am excited to join Perrigo and help the company profitably and sustainably turn its consumer self-care vision into a reality. It is a privilege to join Perrigo’s executive team and to partner with its talented finance organization, to advance the Company’s powerful strategy while building value for shareholders.”

Mr. Todd Kingma Announces Retirement

Kessler said, “On behalf of the Board of Directors and leadership team, I would like to thank Todd for his valued leadership and significant contributions over his 19 years at Perrigo. Todd had considered retiring sooner, but at my and the Board’s request, he agreed to stay until the major uncertainties challenging the company were resolved. And I am proud that he did just that. Todd has been a trusted voice to me and the Board, and a key contributor to the senior leadership of Perrigo, helping guide the Company through many successes, including, most recently, our transformation to a leading self-care company and the resolution of the Irish Tax assessment. I am grateful for Todd’s many contributions to Perrigo and am delighted to see him retire as the winner he is. I also appreciate that he has agreed to stay on as an advisor until the end of the summer to ensure a seamless transition with our new General Counsel.”

Commenting on his planned retirement, Mr. Kingma noted, “I am extremely grateful for my career at Perrigo. It has been a privilege to serve and work closely with the many incredible people at Perrigo. I am pleased that Kyle will be joining Perrigo and believe that she is the right person to lead Perrigo’s talented Legal and Compliance team. I look forward to working closely with Kyle over the coming months to ensure a seamless transition.”

Ms. Kyle Hanson Named General Counsel and Secretary

Ms. Hanson is a highly skilled lawyer, with nearly 25 years of experience as counsel for consumer-focused companies. She spent the last four years at Wolverine Worldwide, Inc. (NYSE: WWW), where she served as Senior Vice President, General Counsel and Secretary. Prior to Wolverine, Ms. Hanson served for 20 years in various roles of increasing responsibility, including as General Counsel, at The Buckle (NYSE: BKE).

“As part of the next generation of Perrigo leaders, Kyle’s extensive experience in the consumer industry will provide valuable perspective and insight to the Company,” said Kessler. “Kyle not only brings consumer expertise, passion and strong judgement, she is also an experienced litigator that will help Perrigo further reduce uncertainty.”

Ms. Hanson commented, “I am honored for the opportunity to join such a great company at a perfect time in its storied history. I look forward to a smooth transition with Todd and am excited to help advance Perrigo’s purposeful self-care vision.”

Search Advisor

Mattson and Company, a select board advisory and executive search firm that specializes in senior executive talent selection and effective board governance, completed the engagement for Perrigo that resulted in the hiring of Mr. Bezerra as Chief Financial Officer and Ms. Hanson as General Counsel.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Quality, Affordable Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Led by its consumer self-care strategy, Perrigo is the largest store brand OTC player in the U.S. in the categories in which it competes through more than 9,000 SKUs under customer ‘own brand’ labels. Additionally, Perrigo is a Top 10 OTC company by revenue in Europe, where it markets more than 200 branded OTC products throughout 28 countries. Visit Perrigo online at www.perrigo.com.

About Mattson and Company

With top executive search professionals in NYC, Chicago, Indianapolis, Atlanta, Manchester, Short Hills and Palm Beach, Mattson and Company is a highly specialized boutique consulting firm with experienced consultants who are trusted advisors to Boards and Chief Executive Officers. Founded in 2014 by Gayle Mattson, the firm’s partners offer a wealth of knowledge in successfully implementing solutions to critical issues facing Boards and C-Suite executives with select clients to create close and unconflicted relationships. www.mattsonandco.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the coronavirus (COVID-19) pandemic and its variants and associated supply chain impacts on the Company’s business; general economic, credit, and market conditions; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and/or changes in healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from the sale of its Rx business and the risk that potential costs or liabilities incurred or retained in connection with that transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisition of Héra SAS (“HRA Pharma”) and the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisition; risks associated with the integration of HRA Pharma, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to the Company’s appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2021, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Manager, Global Investor Relations & Corporate Communications, (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

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